Registration No. ________

      As filed with the Securities and Exchange Commission on June 10, 2002

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8

                             Registration Statement

                                      Under

                           The Securities Act of 1933

                                     ALSTOM
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                 FRANCE                              NOT APPLICABLE
     -------------------------------               -------------------
     (State or other jurisdiction of                  (IRS Employer
      incorporation or organization)               Identification No.)

                     25, AVENUE KLEBER, 75116 PARIS, FRANCE
                    ----------------------------------------
                    (Address of Principal Executive Offices)


                  ALSTOM Stock Option Plan No. 3 July 24, 2001
                                       and
                    ALSTOM Stock Option Plan January 8, 2002
                  --------------------------------------------
                            (Full title of the plan)

             Anthony M. D'Iorio          Copy to: Gloria W. Nusbacher, Esq.
                 ALSTOM Inc.,               Hughes Hubbard & Reed LLP
             300 Tice Boulevard              One Battery Park Plaza
          Woodcliff Lake, NJ 07677            New York, N.Y. 10004
             TEL: (201) 802-2891
     ----------------------------------------------------------------------
            (Name, address and telephone number of agent for service)


                                            CALCULATION OF REGISTRATION FEE

        Title of
       Securities                Amount             Proposed Maximum           Proposed               Amount of
         to be                    to be              Offering Price        Maximum Aggregate        Registration
      Registered*             Registered**            Per Share***         Offering Price***             Fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

    Ordinary Shares,
     nominal value           900,000 shares              $21.64               $19,476,000             $1791.79
    Euro 6 per share
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                                                     (see footnotes on following page)

FOOTNOTES

   * American Depositary Receipts evidencing American Depositary Shares issuable on deposit of the Ordinary Shares registered hereby have been registered pursuant to a separate Registration Statement on Form F-6 (Registration No. 333-8876).

   ** Of the Ordinary Shares registered on this Registration Statement, 450,000 shares are being registered for use under the ALSTOM Stock Option Plan No. 3 July 24, 2001 (the "2001 Plan") and 450,000 shares are being registered for use under the ALSTOM Stock Option Plan January 8, 2002 (the "2002 Plan"). This Registration Statement also relates to such indeterminate number of additional shares as may be issuable pursuant to stock splits, stock dividends, or similar transactions.

   *** The proposed maximum offering price per Ordinary Share and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. Such prices are based on the weighted average exercise price of the stock options under the Plans (Euro 33.00 per share in the case of the 450,000 shares issuable under the 2001 Plan, and Euro 13.09 per share in the case of the 450,000 shares issuable under the 2002 Plan). Amounts in Euros have been converted to U.S. dollars using an exchange rate of 0.9391 U.S. dollars per Euro, the noon buying rate in New York City for cable transfers in Euro as certified for customs purposes by The Federal Reserve Bank of New York on June 5, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

            The following documents filed by ALSTOM (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

            (a) The Company's Annual Report on Form 20-F for the fiscal year ended March 31, 2002;

            (b) The Company's Reports on Form 6-K dated May 29, 2002; and

            (c) The descriptions of the Company's Ordinary Shares and American Depositary Shares contained in the Company's Registration Statement on Form F-1 (No. 333-8784) and any amendment or report filed for the purpose of updating such description.

            All subsequent annual reports on Form 20-F filed by the Company after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. In addition, the Company may incorporate by reference into this Registration Statement one or more of its future reports on Form 6-K. Reports which are so incorporated shall be identified in the Form 6-K as being incorporated by reference into this Registration Statement.

            Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement.


Item 4.  DESCRIPTION OF SECURITIES

            Not applicable.


Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

            Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

            The Company maintains liability insurance for its directors and officers, including insurance against liabilities under the Securities Act.


Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

            Not applicable.


Item 8.  EXHIBITS

NUMBER   DESCRIPTION                         METHOD OF FILING

4.1      Amended and restated by-laws        Filed as Exhibit 1 to Annual Report
         (STATUTS) of ALSTOM updated as      on Form 20-F for the year ended
         of July 24, 2001 (English           March 31, 2002
         translation)

4.2      Form of Deposit Agreement among     Filed as Exhibit (a) to Amendment
         ALSTOM and The Bank of New          No. 1 to the Registration Statement
         York, as Depositary, and            on Form F-6 (No. 333-8876), as
         holders from time to time of        amended, filed on June 19, 1998
         American Depositary Receipts
         issued thereunder, including
         the form of American Depositary
         Receipt

4.3      Plan Document for the ALSTOM        Filed herewith
         Stock Option Plan No.3 July 24,
         2001 (English translation)

4.4      Plan Document for the ALSTOM        Filed herewith
         Stock Option Plan January 8,
         2002 (English translation)

5.1      Opinion of A.P. Hibbert             Filed herewith

23.1     Consent of Deloitte Touche          Filed herewith
         Tohmatsu, independent auditors,
         and Barbier Frinault & Autres,
         Arthur Andersen, independent
         auditors

23.2     Consent of A.P. Hibbert             Contained in Exhibit 5.1

24.1     Powers of Attorney with respect     Filed herewith
         to Stock Option Plan No. 3 July
         24, 2001

24.2     Powers of Attorney with respect     Filed herewith
         to Stock Option Plan January 8,
         2002

Item 9.  UNDERTAKINGS

(a)   The Company hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

   Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, France, on this 10th day of June, 2002.

                                       ALSTOM



                                       By:  /S/ PIERRE BILGER
                                            ------------------------------------



            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on this 10th day of June, 2002.

SIGNATURE                                    CAPACITY



                    *                        Chairman and Chief Executive
---------------------------------------      Officer and a Director
              Pierre Bilger



                    *                        Chief Financial Officer
---------------------------------------
             Francois Newey



                    *                        Principal Accounting Officer
---------------------------------------
              James Milner



                    *                        Director
---------------------------------------
           Sir William Purves



                    *                        Director
---------------------------------------
            Jean-Paul Bechat



                    *                        Director
---------------------------------------
            Candace Beinecke

SIGNATURE                                    CAPACITY



                    *                        Director
---------------------------------------
               Jim Cronin



                    *                        Director
---------------------------------------
             Dr. Klaus Esser



                    *                        Director
---------------------------------------
           Jean-Pierre Halbron



                    *                        Director
---------------------------------------
              Patrick Kron



                    *                        Director
---------------------------------------
              Lord Simpson



                    *                        Authorized Representative in the
---------------------------------------      United States
            Anthony D'Iorio



-----------------------------



* By /S/ PIERRE BILGER
     ----------------------------------
     as authorized by Power of Attorney
     filed as Exhibit 24.1 to this
     Registration Statement

                                  EXHIBIT INDEX



NUMBER   DESCRIPTION                         METHOD OF FILING

4.1      Amended and restated by-laws        Filed as Exhibit 1 to Annual Report
         (STATUTS) of ALSTOM updated as      on Form 20-F for the year ended
         of July 24, 2001 (English           March 31, 2002
         translation)

4.2      Form of Deposit Agreement among     Filed as Exhibit (a) to Amendment
         ALSTOM and The Bank of New          No. 1 to the Registration Statement
         York, as Depositary, and            on Form F-6 (No. 333-8876), as
         holders from time to time of        amended, filed on June 19, 1998
         American Depositary Receipts
         issued thereunder, including
         the form of American Depositary
         Receipt

4.3      Plan Document for the ALSTOM        Filed herewith
         Stock Option Plan No.3 July 24,
         2001 (English translation)

4.4      Plan Document for the ALSTOM        Filed herewith
         Stock Option Plan January 8,
         2002 (English translation)

5.1      Opinion of A.P. Hibbert             Filed herewith

23.1     Consent of Deloitte Touche          Filed herewith
         Tohmatsu, independent auditors,
         and Barbier Frinault & Autres,
         Arthur Andersen, independent
         auditors

23.2     Consent of A.P. Hibbert             Contained in Exhibit 5.1

24.1     Powers of Attorney with respect     Filed herewith
         to Stock Option Plan No. 3 July
         24, 2001

24.2     Powers of Attorney with respect     Filed herewith
         to Stock Option Plan January 8,
         2002